SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 19, 2004

(Date of Report – date of earliest event reported)

Datalink Corporation

(Exact name of registrant as specified in charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle

Chanhassen, Minnesota  55317

(Address of principal executive offices)

(952) 944-3462

(Registrant’s telephone number, including area code)

N/A

(Former Name and Addresses)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountants.

(a)                                  Dismissal of Accountants. KPMG LLP (“KPMG”) has been serving as our independent registered public accounting firm (principal accountants). At the direction of our Audit Committee, on November 19, 2004, we terminated our client-auditor relationship with KPMG as of such date.

In connection with the audits of the two years ended December 31, 2003, and the subsequent interim period through November 19, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement.

The audit reports of KPMG on our financial statements as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

We requested KPMG to furnish us with a letter, addressed to the Commission, stating whether KPMG agrees or disagrees with the above statements made by us. KPMG’s letter is filed as an exhibit to this Form 8-K in accordance with paragraph (a)(3) of item 304 or Regulation S-K.

(b)                                  Engagement of New Accountants. On November 19, 2004, our Audit Committee engaged McGladrey & Pullen, LLP (“McGladrey”) as our independent registered public accounting firm (principal accountants) for the year ending December 31, 2004. Prior to engaging McGladrey, neither we nor anyone on our behalf consulted such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01                     Financial Statements and Exhibits

(a)            Not applicable.

(b)           Not applicable.

(c)            Exhibits.

16	Letter Regarding Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 19, 2004

DATALINK CORPORATION

By	/s/ Daniel J. Kinsella
Daniel J. Kinsella, Chief Financial Officer